EXHIBIT 4.1

Sale of National Europe Holdings (Ireland) Limited

The contract for the sale of National Europe Holdings (Ireland) Limited is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 (exhibit 4.43) as filed with the Commission on January 20, 2005